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                                                                    EXHIBIT 23.4



INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Norwest Corporation on Form S-4 of our report dated August 5, 1994, appearing in the Annual Report on Form 10-KSB of Goldenbanks of Colorado, Inc. for the year ended June 30, 1994 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Denver, Colorado

March 10, 1995